EXHIBIT 21
                               SUBSIDIARIES
                          as of December 31, 1995

A. Subsidiaries and joint ventures more than 50% owned (included in consolidated financial statements):

                                         Jurisdiction of       Percentage
         Name                             Incorporation           Owned
- -------------------------                 -------------        ----------
Integrated Systems Engineering, Inc          Utah                100%
Saunders Realty Corporation                  New York            100
Trans-Lux Canada Ltd                         Canada              100
Trans-Lux Cocteau Corporation (2)            New Mexico          100
Trans-Lux Colorado Corporation (2)           Colorado            100
Trans-Lux Consulting Corporation             Delaware            100
Trans-Lux Durango Corporation (2)            Colorado            100
Trans-Lux Experience Corporation             New York            100
Trans-Lux High Five Corporation (2)          Colorado            100
Trans-Lux Investment Corporation             Delaware            100
Trans-Lux Loma Corporation (2)               New Mexico          100
Trans-Lux Loveland Corporation (2)           Colorado            100
Trans-Lux Montezuma Corporation (2)          New Mexico          100
Trans-Lux Multimedia Corporation             New York            100
Trans-Lux Pennsylvania Corporation (2)       Pennsylvania        100
Trans-Lux Pty Ltd                            Australia            75
Trans-Lux Seaport Corporation                New York            100
Trans-Lux Service Corporation                New York            100
Trans-Lux Sign Corporation                   Delaware            100
Trans-Lux Southwest Corporation (2)          New Mexico          100
Trans-Lux Storyteller Corporation (2)        New Mexico          100
Trans-Lux Syndicated Programs Corporation    New York            100
Trans-Lux Taos Corporation (2)               New Mexico          100
Trans-Lux Theatres Corporation (1)           Texas               100

(1)  Wholly-owned subsidiary of Trans-Lux Investment Corporation

(2)  Wholly-owned subsidiary of Trans-Lux Theatres Corporation

B. Other entities (accounted for in the consolidated financial statements under the equity method):

     Mossgood Theatre-Saunders Realty - A joint venture in which Saunders Realty Corporation, listed in A. above as a wholly-owned subsidiary of the Registrant, is a 50% venturer. Peggy Crystal Michaelmen and Clement S. Crystal, own the remaining 50% of the venture, and are unrelated to the Registrant.

     MetroLux Theatres - a joint venture in which Trans-Lux Loveland Corporation, listed in A. above as a wholly-owned subsidiary of the Registrant, is a 50% venturer. Metro Colorado Corporation owns the remaining 50% of the venture and is unrelated to the Registrant.